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                                                                    EXHIBIT 32.1


                     CERTIFICATE OF CHIEF EXECUTIVE OFFICER
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, Brian R. Gamache, Chief Executive Officer of WMS Industries Inc., certify that:

    1. I have reviewed this annual report on Form 10-K of WMS Industries Inc.;

    2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

    3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date: September 24, 2003

                                           /s/ BRIAN R. GAMACHE
                                    -------------------------------------
                                             Brian R. Gamache
                                    President and Chief Executive Officer